EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-50326, No. 333-38143, No. 033-59898 and No. 033-38138)
pertaining to the Investment Incentive Program of Fremont General Corporation of our report dated June 11, 2004, with respect to the financial statements and schedules of the Fremont General Corporation and Affiliated Companies Investment Incentive Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2003 and 2002 filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Los Angeles, California
June 28, 2004